Filed Pursuant to Rule 424(b)(3)

Registration No. 333-180185

The information in the preliminary prospectus supplement (as supplemented by this supplement) and the accompanying prospectus is subject to completion or amendment.  We may not sell the notes described in the preliminary prospectus supplement (as supplemented by this supplement) until we deliver a final prospectus supplement and the accompanying prospectus. The preliminary prospectus supplement (as supplemented by this supplement) and accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the notes in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

SUPPLEMENT, DATED July 17, 2012 (subject to completion)

to

Preliminary Prospectus Supplement, Dated July 12, 2012 (subject to completion)

to

Prospectus, Dated July 12, 2012

$675,306,000 Motorcycle Contract Backed Notes

Harley-Davidson Motorcycle Trust 2012-1

Issuing Entity

Harley-Davidson Customer Funding Corp.

Depositor

Harley-Davidson Credit Corp.

Seller, Servicer and Sponsor

This supplement should be read in conjunction with the Preliminary Prospectus Supplement, dated July 12, 2012.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if the preliminary prospectus supplement (as supplemented by this supplement) or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The preliminary prospectus supplement referenced above is hereby modified and supplemented as described in this supplement. The information in that preliminary prospectus supplement appearing in the sections and on the pages identified below is hereby updated as follows:

Front Cover Page:

•          The total principal amount of the notes indicated on the top of the front cover page is modified to read: $675,306,000.

•          The column titled “Principal Amount” on the front cover page is modified to read:

Class A-1 Notes	$118,600,000
Class A-2 Notes	$235,000,000
Class A-3 Notes	$222,000,000
Class A-4 Notes	$73,939,000
Class B Notes	$25,767,000
Class C Notes	$24,694,000
Total	$700,000,000

•          The column titled “Final Scheduled Payment Date” on the front cover page is modified to read:

Class A-1 Notes	August 2013
Class A-2 Notes	August 2015
Class A-3 Notes	April 2017
Class A-4 Notes	February 2018
Class B Notes	June 2018
Class C Notes	January 2020

Prospectus Supplement Summary:

All references to statistical pool of contracts in the prospectus supplement should be read to mean the pool of contracts and all references to statistical cutoff date in the prospectus supplement should be read to mean the cutoff date.  Accordingly:

•          The information under “Prospectus Supplement Summary—Statistical Cutoff Date” on page S-1 is deleted.

•          The information under “Prospectus Supplement Summary—Cutoff Date” on page S-2 is modified to read:

“June 30, 2012 is the date used in preparing the statistical information regarding the pool of contracts presented in this prospectus supplement.  As of that date, the aggregate outstanding principal balance of the pool of contracts was $715,746,891.88.  See Prospectus Supplement Summary — Overcollateralization”.

•          The table under “Prospectus Supplement Summary—Terms of the Notes” on page S-2 is modified to read:

Class	Aggregate Initial Principal Amount	Interest Rate
Class A-1 Notes		$118,600,000%
Class A-2 Notes		$235,000,000%
Class A-3 Notes		$222,000,000%
Class A-4 Notes		$73,939,000%
Class B Notes		$25,767,000%
Class C Notes		$24,694,000%

•          The third paragraph under “Prospectus Supplement Summary—The Contracts” on page S-5 is deleted.

Risk Factors:

•          The risk factor beginning on page S-25 and titled “This prospectus supplement provides information regarding only the statistical pool of contracts as of the statistical cutoff date, and the final pool of contracts will have different characteristics” is deleted.

The Issuing Entity:

•          The first sentence and the first table under “The Issuing Entity—Capitalization” on page S-27 is modified to read:

“The following table illustrates the pool of contracts as of the cutoff date and the initial balance of the reserve fund as of the closing date.”

Contracts	$715,746,891.88
Reserve Fund	$7,157,468.92
Total	$722,904,360.80

•          The second table under “The Issuing Entity—Capitalization” on page S-27 is modified to read:

Class A-1 notes	$118,600,000.00
Class A-2 notes	$235,000,000.00
Class A-3 notes	$222,000,000.00
Class A-4 notes	$73,939,000.00
Class B notes	$25,767,000.00
Class C notes	$24,694,000.00
Certificate	$15,746,891.88
Total	$715,746,891.88

The Contracts:

•          The first paragraph of the section “The Contracts—Characteristics of the Contracts” on page S-31 is modified to read:

“The characteristics set forth in this section are based on the pool of contracts as of June 30, 2012 (the cutoff date) or the date of origination, as applicable.  The pool consists of contracts that met the criteria described above and below as of the cutoff date and those contracts are the contracts to be transferred to the issuing entity on the closing date.  As of June 30, 2012, the aggregate outstanding principal balance of the pool of contracts was $715,746,891.88.”

•          The second paragraph of the section “The Contracts—Characteristics of the Contracts” on page S-31 is deleted.

•          The last sentence of the sixth paragraph of the section “The Contracts—Characteristics of the Contracts” on page S-32 is deleted.

Weighted Average Lives of the Notes:

•          The first table under “Weighted Average Lives of the Notes” on page S-44 is modified to read:

Pool	Balance	Contract Rate	Original Term to Maturity (In Months)	Remaining Term to Maturity (In Months)
1	$237,264.63	8.945%	25	9
2	$2,386,637.75	7.676%	35	20
3	$24,350,091.17	5.982%	47	32
4	$100,804,813.15	7.188%	54	43
5	$205,282,707.13	9.440%	63	54
6	$196,462,675.69	14.552%	76	67
7	$186,222,702.36	12.651%	84	78
	$715,746,891.88

•                              The second table under “Weighted Average Lives of the Notes” on page S-45 is modified to read:

	Class A-1 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2012	88.93%	85.52%	81.75%	79.30%	77.58%	73.89%
9/15/2012	77.87%	71.14%	63.72%	58.89%	55.49%	48.22%
10/15/2012	66.84%	56.88%	45.90%	38.76%	33.73%	22.99%
11/15/2012	55.81%	42.72%	28.30%	18.91%	12.31%	0.00%
12/15/2012	44.81%	28.69%	10.92%	0.00%	0.00%	0.00%
1/15/2013	33.83%	14.77%	0.00%	0.00%	0.00%	0.00%
2/15/2013	22.86%	0.96%	0.00%	0.00%	0.00%	0.00%
3/15/2013	11.91%	0.00%	0.00%	0.00%	0.00%	0.00%
4/15/2013	0.99%	0.00%	0.00%	0.00%	0.00%	0.00%
5/15/2013	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	0.39	0.31	0.25	0.22	0.20	0.18

(1)            The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

•                              The third table under “Weighted Average Lives of the Notes” on page S-46 is modified to read:

	Class A-2 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	99.09%
12/15/2012	100.00%	100.00%	100.00%	99.68%	95.58%	86.81%
1/15/2013	100.00%	100.00%	96.86%	89.96%	85.12%	74.76%
2/15/2013	100.00%	100.00%	88.32%	80.40%	74.83%	62.94%
3/15/2013	100.00%	93.58%	79.89%	70.99%	64.73%	51.36%
4/15/2013	100.00%	86.74%	71.59%	61.73%	54.81%	40.02%
5/15/2013	95.00%	79.96%	63.41%	52.65%	45.08%	29.22%
6/15/2013	89.52%	73.26%	55.36%	43.72%	35.60%	18.75%
7/15/2013	84.05%	66.61%	47.42%	35.04%	26.58%	8.52%
8/15/2013	78.59%	60.03%	39.62%	26.73%	17.74%	0.00%
9/15/2013	73.14%	53.52%	32.13%	18.59%	9.09%	0.00%
10/15/2013	67.70%	47.07%	24.84%	10.61%	0.63%	0.00%
11/15/2013	62.27%	40.69%	17.67%	2.80%	0.00%	0.00%
12/15/2013	56.86%	34.48%	10.64%	0.00%	0.00%	0.00%
1/15/2014	51.45%	28.46%	3.73%	0.00%	0.00%	0.00%
2/15/2014	46.06%	22.50%	0.00%	0.00%	0.00%	0.00%
3/15/2014	40.68%	16.62%	0.00%	0.00%	0.00%	0.00%
4/15/2014	35.44%	10.84%	0.00%	0.00%	0.00%	0.00%
5/15/2014	30.32%	5.13%	0.00%	0.00%	0.00%	0.00%
6/15/2014	25.22%	0.00%	0.00%	0.00%	0.00%	0.00%
7/15/2014	20.13%	0.00%	0.00%	0.00%	0.00%	0.00%
8/15/2014	15.05%	0.00%	0.00%	0.00%	0.00%	0.00%
9/15/2014	9.99%	0.00%	0.00%	0.00%	0.00%	0.00%
10/15/2014	4.94%	0.00%	0.00%	0.00%	0.00%	0.00%
11/15/2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	1.54	1.24	1.00	0.88	0.81	0.70

(1)                                  The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

•                              The fourth table under “Weighted Average Lives of the Notes” on page S-47 is modified to read:

	Class A-3 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	98.45%
9/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	88.14%
10/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	78.10%
11/15/2013	100.00%	100.00%	100.00%	100.00%	91.91%	67.99%
12/15/2013	100.00%	100.00%	100.00%	94.87%	83.36%	58.14%
1/15/2014	100.00%	100.00%	100.00%	86.95%	74.94%	48.57%
2/15/2014	100.00%	100.00%	96.78%	79.22%	66.52%	39.29%
3/15/2014	100.00%	100.00%	89.74%	71.47%	58.33%	30.30%
4/15/2014	100.00%	100.00%	82.88%	63.86%	50.38%	21.62%
5/15/2014	100.00%	100.00%	76.12%	56.45%	42.65%	13.24%
6/15/2014	100.00%	99.47%	69.31%	49.24%	35.15%	5.15%
7/15/2014	100.00%	93.58%	62.65%	42.22%	27.89%	0.00%
8/15/2014	100.00%	87.77%	56.15%	35.40%	20.86%	0.00%
9/15/2014	100.00%	82.04%	49.79%	28.79%	14.07%	0.00%
10/15/2014	100.00%	76.35%	43.60%	22.38%	7.51%	0.00%
11/15/2014	99.90%	70.58%	37.56%	16.18%	1.20%	0.00%
12/15/2014	94.58%	64.89%	31.69%	10.20%	0.00%	0.00%
1/15/2015	89.29%	59.29%	25.98%	4.42%	0.00%	0.00%
2/15/2015	84.01%	53.78%	20.43%	0.00%	0.00%	0.00%
3/15/2015	78.74%	48.35%	15.06%	0.00%	0.00%	0.00%
4/15/2015	73.66%	43.24%	9.99%	0.00%	0.00%	0.00%
5/15/2015	68.55%	38.22%	5.07%	0.00%	0.00%	0.00%
6/15/2015	63.45%	33.28%	0.32%	0.00%	0.00%	0.00%
7/15/2015	58.36%	28.43%	0.00%	0.00%	0.00%	0.00%
8/15/2015	53.30%	23.67%	0.00%	0.00%	0.00%	0.00%
9/15/2015	48.25%	18.99%	0.00%	0.00%	0.00%	0.00%
10/15/2015	43.22%	14.40%	0.00%	0.00%	0.00%	0.00%
11/15/2015	38.20%	9.91%	0.00%	0.00%	0.00%	0.00%
12/15/2015	33.21%	5.51%	0.00%	0.00%	0.00%	0.00%
1/15/2016	28.23%	1.20%	0.00%	0.00%	0.00%	0.00%
2/15/2016	23.27%	0.00%	0.00%	0.00%	0.00%	0.00%
3/15/2016	19.26%	0.00%	0.00%	0.00%	0.00%	0.00%
4/15/2016	15.25%	0.00%	0.00%	0.00%	0.00%	0.00%
5/15/2016	11.26%	0.00%	0.00%	0.00%	0.00%	0.00%
6/15/2016	7.28%	0.00%	0.00%	0.00%	0.00%	0.00%

	Class A-3 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%

7/15/2016	3.32%	0.00%	0.00%	0.00%	0.00%	0.00%
8/15/2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	3.17	2.68	2.20	1.94	1.78	1.51

(1)                                  The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

•                              The fifth table under “Weighted Average Lives of the Notes” on pages S-48 and S-49 is modified to read:

	Class A-4 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	92.09%
8/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	69.64%
9/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	48.12%
10/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	27.61%
11/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	8.14%
12/15/2014	100.00%	100.00%	100.00%	100.00%	85.42%	0.00%
1/15/2015	100.00%	100.00%	100.00%	100.00%	67.97%	0.00%
2/15/2015	100.00%	100.00%	100.00%	96.60%	51.28%	0.00%
3/15/2015	100.00%	100.00%	100.00%	80.58%	35.36%	0.00%
4/15/2015	100.00%	100.00%	100.00%	65.44%	20.29%	0.00%
5/15/2015	100.00%	100.00%	100.00%	50.93%	5.94%	0.00%
6/15/2015	100.00%	100.00%	100.00%	37.04%	0.00%	0.00%
7/15/2015	100.00%	100.00%	87.19%	23.80%	0.00%	0.00%
8/15/2015	100.00%	100.00%	73.92%	11.21%	0.00%	0.00%
9/15/2015	100.00%	100.00%	61.15%	0.00%	0.00%	0.00%
10/15/2015	100.00%	100.00%	48.89%	0.00%	0.00%	0.00%
11/15/2015	100.00%	100.00%	37.15%	0.00%	0.00%	0.00%
12/15/2015	100.00%	100.00%	25.93%	0.00%	0.00%	0.00%
1/15/2016	100.00%	100.00%	15.25%	0.00%	0.00%	0.00%
2/15/2016	100.00%	90.97%	5.11%	0.00%	0.00%	0.00%
3/15/2016	100.00%	80.45%	0.00%	0.00%	0.00%	0.00%
4/15/2016	100.00%	70.14%	0.00%	0.00%	0.00%	0.00%
5/15/2016	100.00%	60.07%	0.00%	0.00%	0.00%	0.00%
6/15/2016	100.00%	50.23%	0.00%	0.00%	0.00%	0.00%

	Class A-4 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%

7/15/2016	100.00%	40.63%	0.00%	0.00%	0.00%	0.00%
8/15/2016	98.12%	31.27%	0.00%	0.00%	0.00%	0.00%
9/15/2016	86.30%	22.15%	0.00%	0.00%	0.00%	0.00%
10/15/2016	74.54%	13.28%	0.00%	0.00%	0.00%	0.00%
11/15/2016	62.81%	4.66%	0.00%	0.00%	0.00%	0.00%
12/15/2016	51.14%	0.00%	0.00%	0.00%	0.00%	0.00%
1/15/2017	39.51%	0.00%	0.00%	0.00%	0.00%	0.00%
2/15/2017	32.44%	0.00%	0.00%	0.00%	0.00%	0.00%
3/15/2017	25.39%	0.00%	0.00%	0.00%	0.00%	0.00%
4/15/2017	18.37%	0.00%	0.00%	0.00%	0.00%	0.00%
5/15/2017	11.36%	0.00%	0.00%	0.00%	0.00%	0.00%
6/15/2017	4.37%	0.00%	0.00%	0.00%	0.00%	0.00%
7/15/2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	4.48	3.94	3.27	2.86	2.61	2.18

(1)                                  The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

•          The sixth table under “Weighted Average Lives of the Notes” on pages S-50 and S-51 is modified to read:

	Class B Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	70.06%
1/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	19.33%
2/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
3/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
4/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
5/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
6/15/2015	100.00%	100.00%	100.00%	100.00%	78.00%	0.00%
7/15/2015	100.00%	100.00%	100.00%	100.00%	41.10%	0.00%
8/15/2015	100.00%	100.00%	100.00%	100.00%	6.37%	0.00%
9/15/2015	100.00%	100.00%	100.00%	97.93%	0.00%	0.00%
10/15/2015	100.00%	100.00%	100.00%	65.61%	0.00%	0.00%
11/15/2015	100.00%	100.00%	100.00%	35.23%	0.00%	0.00%
12/15/2015	100.00%	100.00%	100.00%	6.83%	0.00%	0.00%
1/15/2016	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
2/15/2016	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
3/15/2016	100.00%	100.00%	89.29%	0.00%	0.00%	0.00%
4/15/2016	100.00%	100.00%	65.17%	0.00%	0.00%	0.00%
5/15/2016	100.00%	100.00%	42.30%	0.00%	0.00%	0.00%
6/15/2016	100.00%	100.00%	20.70%	0.00%	0.00%	0.00%

	Class B Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%

7/15/2016	100.00%	100.00%	0.40%	0.00%	0.00%	0.00%
8/15/2016	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
9/15/2016	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
10/15/2016	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
11/15/2016	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
12/15/2016	100.00%	89.38%	0.00%	0.00%	0.00%	0.00%
1/15/2017	100.00%	66.14%	0.00%	0.00%	0.00%	0.00%
2/15/2017	100.00%	50.84%	0.00%	0.00%	0.00%	0.00%
3/15/2017	100.00%	35.97%	0.00%	0.00%	0.00%	0.00%
4/15/2017	100.00%	21.53%	0.00%	0.00%	0.00%	0.00%
5/15/2017	100.00%	7.54%	0.00%	0.00%	0.00%	0.00%
6/15/2017	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
7/15/2017	92.57%	0.00%	0.00%	0.00%	0.00%	0.00%
8/15/2017	72.66%	0.00%	0.00%	0.00%	0.00%	0.00%
9/15/2017	52.82%	0.00%	0.00%	0.00%	0.00%	0.00%
10/15/2017	33.05%	0.00%	0.00%	0.00%	0.00%	0.00%
11/15/2017	13.36%	0.00%	0.00%	0.00%	0.00%	0.00%
12/15/2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	5.19	4.62	3.82	3.31	2.99	2.46

(1)           The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

Certain Information Regarding the Notes:

•          The first sentence of the first paragraph under “Certain Information Regarding the Notes—Overcollateralization” on page S-57 is modified to read:

“The initial pool balance as of the cutoff date will exceed the aggregate principal amount of the notes on the closing date by at least $15,746,891.88, which is approximately 2.20% of the initial pool balance.”

Underwriting:

•          The first table under “Underwriting” on page S-66 is modified to read:

Underwriter	Class A-1		Class A-2		Class A-3		Class A-4		Class B
J.P. Morgan Securities LLC	$		$		$		$		$
Citigroup Global Markets Inc.	$		$		$		$		$
RBS Securities Inc.	$		$		$		$		$
BMO Capital Markets Corp.	$		$		$		$		$
Mizuho Securities USA Inc.	$		$		$		$		$
Wells Fargo Securities, LLC	$		$		$		$		$
The Williams Capital Group, L.P.	$		$		$		$		$
Total		$118,600,000		$235,000,000		$222,000,000		$73,939,000		$25,767,000

Back Cover Page:

•          The total principal amount of the notes indicated on the top of the back cover page is modified to read: $675,306,000.